Not subject to EAR or ITAR export regulations. Virgin Galactic, LLC Proprietary [***] Certain information in this document has been excluded pursuant to Regulation S-K, Item (601)(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed. MASTER AGREEMENT This MASTER AGREEMENT (hereinafter referred to as “Master Agreement”) is made as of October 28, 2022 (“Effective Date”), between Qarbon Aerospace (Foundation), LLC (hereinafter “Supplier”), a Delaware limited liability company having a place of business at 300 S. Austin Blvd, Red Oak, Texas, 75154 and Virgin Galactic, LLC (hereinafter “Buyer”), a Delaware limited liability company, having a place of business at 166 N. Roadrunner Parkway, Suite 1C, Las Cruces, NM 88011. Buyer and Supplier are collectively referred to as “Parties” and individually as the “Party”. WHEREAS, Buyer is the designer and the manufacturer of space tourism vehicles and is the Design Authority with ultimate responsibility for the design of the vehicle; WHEREAS, Supplier is recognized as a leader in engineering services and manufacturing relating to aerospace structures; WHEREAS, each Party possesses unique and complementary technical capabilities and know- how relating to aerospace hardware and controls, and Buyer wishes Supplier to provide input and assistance on the producibility of Buyer’s design and to manufacture Buyer’s “Delta” class spaceships (the “Program”); WHEREAS, the Parties wish to enter into an agreement covering the terms and conditions under which Buyer will purchase, and Supplier will sell, goods and services in support of the Program. IN CONSIDERATION OF the promises, mutual covenants and agreements herein contained, the Parties hereby agree as follows: 1. DEFINITIONS A. When used in this Agreement and any Task Order issued under it, terms shall have the meaning defined in Exhibit A (Definitions). Additional definitions may be provided in other Articles (including, but not limited to, Article (4 (Payments), Article 5 (Incentives), Article 14 (Insurance), and Article 17 (Excusable Delay). Additional definitions may also be provided in Task Orders, but such definitions provided in Task Orders shall only apply to that specific Task Order. 2. STRUCTURE OF AGREEMENT A. Supplier will perform the work set forth in multiple task orders (each a “Task Order”) to be mutually agreed by the Parties and issued subject to the terms of this Master Agreement and executed by the Parties. Each Task Order will become effective only upon execution by both Parties. The Task Orders will each contain a Statement of Work setting forth the schedule and Deliverables for such Task Order and additional exhibits or attachments as applicable to the scope of such Task Order. The schedule set forth in the Statement of Work shall be established in accordance with the lead times for the relevant Deliverables. All deliveries made pursuant to this Master Agreement will be FOB, Supplier’s facility as defined per the Uniform Commercial Code. The Task Orders will each also EX 10.26

Not subject to EAR or ITAR export regulations. Virgin Galactic, LLC Proprietary Page 2 of 50 contain the criterion or criteria for Acceptance of Deliverables. The form of Task Order to be used by the Parties is set forth in Exhibit I (Form of Task Order). B. This Master Agreement contains the following exhibits, each of which is hereby incorporated by reference into the Master Agreement: 1. Exhibit A – Definitions: This Exhibit contains a list of the defined terms used in the Agreement. 2. Exhibit B – Program Overview: This Exhibit contains an overview of the objectives and nominal schedule of the Program as of the Effective Date. The Parties acknowledge and agree that the Program Overview may be updated from time to time in accordance with Article 23 (Changes), but that in between such updates, aspects of the Program may be changed in accordance with the procedures set forth in Exhibit C (Governance), such that Exhibit B (Program Overview) may at times become out of date. 3. Exhibit C – Governance: This Exhibit contains the plan for managing the Program as between the Parties, including roles, responsibilities, decision- making processes, and periodic reviews. This Exhibit also describes the process by which Buyer will exercise its approval authority (“Approval” or, where used a verb, “Approves”) and the process by which Buyer will indicate in writing its acceptance (“Acceptance” or, where used a verb, “Accepts”) of Deliverables. Without limiting any other obligations of either Party under the Agreement, the Parties acknowledge and agree that the Program will be managed in accordance with Exhibit C (Governance). 4. Exhibit C-1 – Governing Documents: This Exhibit contains a list, brief description, associated lifecycle review (target draft and release), Deliverable status of the Governing Documents (both anticipated and Approved) that Supplier creates and Buyer Approves as the Design Authority. These documents will be used to perform and govern the work as defined within Task Orders. 5. Exhibit D – Responsibility Matrix: This Exhibit contains a description of the respective financial and programmatic responsibilities of the Parties relating to their performance obligations under the Agreement, including without limitation a description of any Buyer-Furnished Property to be provided by Buyer. 6. Exhibit E – Background IP Schedule: This Exhibit contains a list of Background Intellectual Property licensed to Buyer by Supplier, its Subcontractors, and Vendors in accordance with Article 7 (Intellectual Property Rights). 7. Exhibit F –Property Management System Plan: This Exhibit identifies the policies and procedures that Supplier will use to manage any equipment,

Not subject to EAR or ITAR export regulations. Virgin Galactic, LLC Proprietary Page 3 of 50 consumable material, and/or tooling provided by Buyer for Supplier’s use under the Agreement, or as a component to be incorporated into a Deliverable. 8. Exhibit G – Inventory of Buyer-Furnished Property, Consumable Material and Tooling: This Exhibit contains an inventory of any equipment, consumable material, and/or tooling provided by Buyer for Supplier’s use under the Agreement, or as a component to be incorporated into a Deliverable. 9. Exhibit H – Subcontract Management Plan: This Exhibit identifies the policies and procedures that Supplier will use to manage the effort of any Subcontractor performing work in connection with the Agreement. 10. Exhibit I – List of Subcontractors: This Exhibit contains a list of Subcontractors for which Supplier has provided notification and for which Buyer has given its Approval pursuant to Article 12 of this Master Agreement. 11. Exhibit J – Task Order Form: This Exhibit contains an example of an acceptable format to be used for each Task Order, including the relevant exhibits and attachments that should be included in each Task Order. 3. TERM A. This Agreement will commence on the Effective Date, and unless earlier terminated in accordance with this Master Agreement or applicable law, will continue in effect until the later of (i) five (5) years or (ii) the completion of all work under any Task Order(s) entered into under this Master Agreement. 4. PAYMENT A. For Time and Material Task Orders Only: 1. Supplier shall submit invoices monthly in arrears no later than the 15th of each month. Payment terms for Task Order 1 shall be net [***] calendar days to be measured from the date that Supplier submits an invoice. Payment terms for subsequent Task Orders shall be set forth in such Task Order as mutually agreed by the Parties. To the extent that the scope of Task Order 1 expands substantially and increases in cost significantly, the Parties shall mutually agree on payment terms that keep Supplier cash neutral with respect to costs incurred in performing such Task Order. 2. Supplier will invoice and be paid for actual hours charged at labor rates negotiated and mutually agreed between the Parties and established in the Task Order. These labor rates will be established for the purpose of administering the Task Order and do not signify acceptance by either Party for any other purpose. 3. Supplier will invoice and be paid for actual non-labor costs, including, but not limited to Subcontractors, material, purchased services, rentals, and travel-

Not subject to EAR or ITAR export regulations. Virgin Galactic, LLC Proprietary Page 4 of 50 related expenses, with a mark-up negotiated and mutually agreed between the Parties and established in the Task Order. This mark-up will be established for the purpose of administering the Task Order and does not signify acceptance by either Party for any other purpose. 4. Invoices will provide the level of visibility requested by Buyer, to the extent reasonably available, to manage the Task Order. Labor hours will be provided by labor category at the Work Breakdown Structure level appropriate for the size and complexity of the Task Order such that Buyer may monitor actual hours expended relative to plan. Labor hours will not be made available by individual or at a level of detail where the hours of a specific individual are discernible. Material charges will be broken down into the following items: Subcontractors, material, purchased services, rentals, and travel. Upon request by Buyer, Supplier will provide further detail on an individual invoice or on an ongoing basis on future invoices to permit Buyer to monitor actual Charges relative to plan. B. For Fixed Price Task Orders Only: 1. Supplier shall submit invoices upon completion of milestones set forth in the “Payment Milestone Schedules” of any applicable Task Orders. Net payment terms for Fixed Price Task Orders shall be set forth in such Task Order as mutually agreed by the Parties. These Payment Milestone Schedules will identify the planned completion date, amount, completion criteria which may be based upon Acceptance of Deliverables or other objective basis of work accomplished, and the amount to be paid.. 2. The Parties will establish Payment Milestone Schedules for Task Orders that will enable Supplier to invoice and be paid for work as it progresses during Task Order performance. C. For All Task Orders 1. Invoices will be sent electronically to: [***]. 2. All payments shall be in United States Dollars, electronic, and routed to: [***] 3. Invoices and payments will make reference to or otherwise contain the purchase order or other contract reference number agreed to between the Parties to identify this Master Agreement and the Task Order. 4. Buyer may inspect and audit, on reasonable notice, Supplier’s financial books and records if the Charges under any Task Order are: (i) based on time and materials, (ii) cost-based, or (iii) advance or progress payments based on costs incurred by Supplier. Supplier shall maintain complete records related to all

Not subject to EAR or ITAR export regulations. Virgin Galactic, LLC Proprietary Page 5 of 50 such Task Order until the later of: (i) four (4) years after final payment under the Task Order, (ii) final resolution of any dispute involving Supplier’s performance or billing thereunder, (iii) the latest time required by the Task Order, and (iv) the latest time required by applicable laws and regulations. Any corrective action requested by Buyer following an audit shall be implemented by Supplier at no cost to Buyer. 5. In the event any invoiced amounts are not paid in accordance with the mutually agreed payment terms, Supplier may, at its sole discretion, suspend performance under this Agreement until the past due amounts are made current under the terms of this Agreement. 6. Unless otherwise stated in a Task Order, all payments, prices, fixed or otherwise, sums are exclusive of any and all sales and use taxes, value added taxes, goods and services taxes, taxes levied upon importation, such as customs duties, excises, or any other taxes (“Taxes”) levied in regard of any of the transactions covered by this Agreement. 7. The prices listed in Task Orders are in United States (U.S.) Dollars. Prices shall not be subject to economic price adjustment unless specifically permitted in a Task Order. 8. When invoicing, Supplier shall, to the extent practical: (i) include amounts of Taxes, or specific fees Supplier is required by applicable law to add-on to the sales price and collect from Buyer or otherwise is legally due from Buyer and (ii) separately state each of the Taxes. 9. Supplier is solely responsible for invoicing and remitting Taxes as required by applicable law to collect from Buyer under the Agreement to the proper tax authority. Any penalties, fees, or interest charges imposed by a tax authority or other authority as the result of non-payment of Taxes collected by Supplier from Buyer will be Supplier’s responsibility. Buyer is responsible for informing and providing supporting information of applicable exemptions. Buyer is not responsible for any Taxes based on Supplier’s income, payroll, or gross receipts. 10. Unless otherwise specified in a Task Order, Supplier must fund its own non- recurring engineering expenses at no cost to Buyer.

Not subject to EAR or ITAR export regulations. Virgin Galactic, LLC Proprietary Page 6 of 27 5. INCENTIVES; LIQUIDATED DAMAGES; CONTINUOUS IMPROVEMENT (CI); COST REDUCTION INITIATIVES (CRI) A. Cost Reduction Initiatives 1. Buyer and Supplier share the goal of reducing the cost to manufacture the Deliverables during the production phase of this Agreement. Buyer and Supplier shall work together to identify and agree on potential cost savings design changes, process improvements, manufacturing techniques, and/or other cost savings initiatives with the goal of reducing both Parties’ costs. [***] B. Liquidated Damages. 1. Timely Delivery. Supplier will deliver Deliverable to Buyer in accordance with Section 2 of this Agreement no later than [***] 2. Liquidated Damages. If Supplier fails to deliver the Deliverables [***] 6. WARRANTIES; INSPECTION AND ACCEPTANCE [***] 7. INTELLECTUAL PROPERTY RIGHTS [***] 8. PROPRIETARY INFORMATION A. Unless the Receiving Party has received the Disclosing Party’s express written consent to the contrary, and except for rights granted under Article 7 (Intellectual Property Rights), the Receiving Party shall: 1. use the Proprietary Information solely for the purposes of performing its obligations under this Agreement (it being understood and agreed that either Party may not use the other Party’s Proprietary Information for other purposes including, without limitation, designing, manufacturing, selling, servicing or repairing equipment for entities other than itself or its Affiliates; providing services to other entities; or obtaining any government or third-party approvals to do any of the foregoing); 2. safeguard the Proprietary Information to prevent its disclosure to or use by third parties; 3. except as provided in subsection (B) below, not disclose the Proprietary Information to any third party; and 4. not reverse engineer, disassemble, or decompile the Proprietary Information.

Not subject to EAR or ITAR export regulations. Virgin Galactic, LLC Proprietary Page 7 of 27 B. The Receiving Party may disclose the Disclosing Party’s Proprietary Information to the Receiving Party’s officers, directors, employees, contract workers, consultants, agents, Affiliates, Subcontractors, or Vendors who have a need to know such Proprietary Information for the purposes of performing the Receiving Party’s obligations under this Agreement and who have a binding written or ethical obligation to treat such information in a manner consistent with the terms of this Article 8 (Proprietary Information). C. This Article shall not restrict the Receiving Party from using or disclosing any information that, as proven by written contemporaneous records kept in the ordinary course of business: (i) is or may hereafter be in the public domain through no improper act or omission of the Receiving Party or a third party; (ii) is received by the Receiving Party without restriction as to disclosure from a third party having a right to disclose it; (iii) was known to the Receiving Party on a non-confidential basis prior to the disclosure by the Disclosing Party; or (iv) was independently developed by employees of the Receiving Party who did not have access to any of the Disclosing Party’s Proprietary Information. D. If Proprietary Information is required to be disclosed pursuant to judicial process, the Receiving Party shall promptly provide notice of such process to the Disclosing Party and, upon request and at the Disclosing Party’s expense, shall fully cooperate with the Disclosing Party in seeking a protective order or otherwise contesting such a disclosure. Disclosure of such requested Proprietary Information shall not be deemed a breach of this Article 8 (Proprietary Information. E. Obligations in this Article 8 (Proprietary Information) regarding Proprietary Information shall continue until such time as all Proprietary Information is publicly known and generally available through no improper act or omission of a Party or any third party. This Article 8 (Proprietary Information) shall survive termination or expiration of the Agreement. F. Unless required otherwise by law, the Receiving Party shall promptly return, or otherwise destroy, Proprietary Information as the Disclosing Party may direct. Absent contrary instructions, the Receiving Party shall destroy all Proprietary Information one (1) year after termination or expiration of the Agreement. The Receiving Party may retain one copy for its archival records and dispute resolution purposes. Notwithstanding this Paragraph F, the Receiving Party shall not be obligated to return or destroy Proprietary Information of that is stored on the Receiving Party’s normal computer backup system, provided that the Receiving Party does not have routine access to such Proprietary Information and that the restrictions under this Article 8 (Proprietary Information) shall continue to apply for so long as such Proprietary Information is retained by the Receiving Party. G. Except for Supplier Proprietary Information, Background Intellectual Property

Not subject to EAR or ITAR export regulations. Virgin Galactic, LLC Proprietary Page 8 of 27 and third-party Intellectual Property, Supplier agrees to cause any Deliverables delivered by Supplier regardless of form (including, for example, electronic, magnetic and optical media), containing or derived in whole or in part from Proprietary Information to bear the following legend: This document contains the property of Virgin Galactic, LLC. You may not possess, use, copy or disclose this document or any information in it for any purpose without express written permission from Virgin Galactic. H. Without obtaining the owning party’s written consent, the other party shall make no further use, either directly or indirectly for any third parties, of any data or any information derived from any Proprietary Information. I. If Buyer furnishes sample products, equipment, or other objects or material to Supplier, the items so received shall be used and the information obtained from said items shall be treated as if they were Buyer’s Proprietary Information. 9. ON-SITE AND REMOTE SUPPORT A. During the Term, Supplier shall provide the following for a reasonable number ([***]) of Buyer personnel designated by Buyer to perform work at Supplier facilities, as well as Buyer personnel temporarily visiting Supplier facilities from time to time: 1. space sufficient to permit the designated Buyer personnel to collaborate effectively with their counterparts at Supplier; 2. access for the designated Buyer personnel to enter and exit any Supplier facility during normal business hours where work is being performed under the Agreement; 3. permission and support for the designated Buyer personnel to use electronic equipment, including phones and laptops, required for them to perform necessary tasks; and 4. access to Supplier information technology resources and applications necessary for Buyer to perform its Design Authority responsibilities, as defined in Exhibit C (Governance). B. All of the above must be provided to Buyer’s reasonable satisfaction. C. Buyer’s access shall not unduly delay Supplier’s performance. 10. KEY PERSONNEL A. Task Orders may designate Key Personnel of the Parties. Either Party may replace its Key Personnel after notifying the other Party of the change. The Parties will endeavor to minimize any adverse impact of replacement through

Not subject to EAR or ITAR export regulations. Virgin Galactic, LLC Proprietary Page 9 of 27 communication and coordination. To the extent reasonably practicable, Supplier shall provide advance notice to Buyer of any transfer, replacement, or termination of Key Personnel and shall provide Buyer with a written mitigation plan describing the efforts Supplier will take to reduce the impact of such action. 11. BUYER-FURNISHED PROPERTY A. Buyer will provide “Buyer-Furnished Property” (as further described in this Article 11 (Buyer-Furnished Property)) identified in Task Orders to Supplier for Supplier’s use in the performance of Task Orders under this Agreement. Buyer’s failure to provide Buyer-Furnished Property in useable condition by the dates requested by Supplier may adversely impact Supplier’s cost and performance of Task Orders and such impact shall result in an equitable adjustment to price and/or schedule, as applicable. Supplier shall only use Buyer-Furnished Property in the performance of work under this Agreement unless alternate use is authorized in writing by Buyer. B. Buyer-Furnished Property may take various forms, including (i) data; (ii) material to be consumed in the manufacture of components, sub-assemblies, or assemblies; (iii) material or equipment incorporated in a component, sub-assembly, or assembly; (iv) tooling, equipment, and facilities used in the manufacture, assembly, integration, or test of a component, sub-assembly, or assembly; and (v) a Deliverable previously provided by Supplier under the same or different Task Order. C. Supplier shall preserve any markings Buyer may have affixed identifying the Buyer-Furnished Property as owned by Buyer. Supplier will ensure Buyer’s title to such property remains free and clear of encumbrances. D. Supplier shall manage all consumable material, equipment, and tooling furnished by Buyer, and such management shall be in accordance Exhibit F (Property Management System Plan). E. Supplier shall, at its sole discretion, be responsible for the cost of repairing, replacing, or reimbursing Buyer for the value of Buyer-Furnished Property lost or damaged due to Supplier’ negligence or misconduct while in its custody and under its control excluding normal wear and tear. For purposes of calculating value in the preceding sentence, (i) for new Buyer-Furnished Property, the replacement value will be used, which is computed using the current cost of the item; and (ii) for used Buyer-Furnished Property, the net book value will be used, which is computed using the original cost of the item less accumulated depreciation. Buyer shall be responsible for the cost of scheduled maintenance, including calibration, of all Buyer-Furnished Property provided for Supplier’ use. F. Buyer shall be responsible for informing Supplier of safety issues or concerns with normal use or operation of the Buyer-Furnished Property, including providing Material Safety Data Sheets for material and proper instruction for the use of

Not subject to EAR or ITAR export regulations. Virgin Galactic, LLC Proprietary Page 10 of 27 equipment. Supplier is responsible for ensuring its personnel using the Buyer- Furnished Property have the knowledge and skill to do so in a safe and professional manner. Supplier is responsible for personal injuries and property damage which may arise from Supplier’ use of the Buyer-Furnished Property to the extent such personal injury or property damage is the result of negligence or misconduct of Supplier. G. A list of consumable material, equipment, and tooling previously furnished by Buyer to Supplier and under Supplier control is provided in Exhibit G (Inventory of Buyer-Furnished Property, Consumable Material and Tooling). Supplier shall maintain an updated list reflecting any additions, deletions and change in location. Supplier shall provide a copy upon request of the Buyer Authorized Representative. 12. SUPPLIERS AND SUBCONTRACTORS A. Supplier will manage Vendors in accordance with Supplier’s existing supplier management procedures that are generally applicable to Supplier’s supplier base and as revised by Supplier from time to time, which will be shared with Buyer per Exhibit C (Governance). B. Supplier will manage Subcontractors in accordance with Exhibit H (Subcontract Management Plan). Supplier will ensure that its subcontracts incorporate Buyer’s requirements set forth in or incorporated by this Agreement and any Task Order. Supplier is responsible for any failure of performance by its Subcontractors. C. Supplier will provide written notification in advance of engaging any Subcontractor to perform work under this Agreement. Supplier must obtain written approval to enter into any Subcontract with an aggregate value, inclusive of work under all Task Orders, exceeding [***] ($[***]). Separate advance notification and approval is not required for each Task Order. That is, once Buyer has been notified and, if required, approved, a Subcontractor may be used on any Task Order. D. A list of Subcontractors for which Supplier has provided notification and to which Buyer has approved is provided in Exhibit I (List of Subcontractors). Supplier will maintain an updated list throughout the Term of this Agreement and provide a copy upon request by the Buyer Authorized Representative. 13. INDEMNIFICATION; LIMITATION OF LIABILITY; RECIPROCAL WAIVER OF CLAIMS A. Indemnification [***] B. Limitation of Liability. [***]

Not subject to EAR or ITAR export regulations. Virgin Galactic, LLC Proprietary Page 11 of 27 C. Reciprocal Waiver of Claims. 1. This Agreement is subject to the Regulations. In the event of a conflict between a provision in this Agreement and the Regulations, the provisions of this Agreement shall control to the extent permitted by law. Terms not defined herein shall have the meaning ascribed to them in the Regulations. 2. Pursuant to § 440.17 of the Regulations, and except in cases of willful misconduct by Supplier, Buyer agrees to waive and release claims it may have against Supplier, each of Buyer’s customers, the United States of America, and against any of their respective contractors and subcontractors, for (i) property damage Buyer sustains, and (ii) bodily injury or property damage sustained by Buyer’s own employees, resulting in either the case of (i) or (ii) from Licensed Activities, regardless of fault. 3. Pursuant to § 440.17 of the Regulations, and except in cases of willful misconduct by Buyer, Supplier agrees to waive, and release claims it may have against Buyer, each of Buyer’s customers and the United States of America, and against any of their respective contractors and subcontractors, for (i) property damage Supplier sustains, and (ii) bodily injury or property damage sustained by Supplier’s own employees, resulting in either the case of (i) or (ii) from Licensed Activities, regardless of fault. 4. Each Party shall be responsible for property damage it sustains and for bodily injury or property damage sustained by its own employees, resulting from Licensed Activities. Each Party, except as otherwise provided herein, further agrees to hold harmless and indemnify the other Party for bodily injury or property damage sustained by its own employees when resulting from Licensed Activities, regardless of fault. 5. Buyer and Supplier shall extend the waiver and release of claims terms herein to their respective contractors and subcontractors involved in Licensed Activities requiring them to waive in writing the right to sue or otherwise bring claims against the other party or its Related Third Parties for any property damage or bodily injury sustained by them or any of their employees, officers, directors or agents arising out of Licensed Activities. Each Party agrees to indemnify the other, each of Buyer’s customers, the United States of America, and against any of their respective contractors and subcontractors from any and every liability, claim of liability, allegation, judgment, cost, expense, reasonable attorneys’ fee, loss or damage raised by the Party’s contractors and subcontractors for failure to implement the waivers and releases of claims herein. 6. The foregoing waiver, release of claims and indemnification terms are limited to the causes of action enumerated in this Section. They are not intended, and shall not be construed, to include any other acts or events giving rise to a

Not subject to EAR or ITAR export regulations. Virgin Galactic, LLC Proprietary Page 12 of 27 waiver, release or an indemnification claim. Without limiting the preceding sentence, neither Party shall be liable to the other Party for any partial or total destruction, loss or impairment of intangible property, including any patent, copyright, trademark, trade secret, trade dress, industrial design right, brand equity, data, information, cash, stock, bond, promissory note, or debt instrument. 7. Supplier shall incorporate this Section in each lower-tier subcontract placed in support of this Order. 8. Supplier shall execute any agreement advised or required by applicable U.S. regulatory authorities, including, without limitation, the FAA, memorializing the rights, responsibilities and obligations contained in this section. 14. INSURANCE A. Without limiting Supplier’s duty to hold harmless and indemnify hereunder, Supplier agrees to secure and to carry, as a minimum, the following insurance with respect to all work to be performed under this Agreement for the duration of the Agreement: (i) workers' compensation insurance in an amount sufficient by virtue of the laws of the United States, any U.S. state, or any foreign country in which the work or any portion of the work is performed and employer's liability insurance in the minimum amount of $[***] for any one occurrence; (ii) commercial general liability insurance including premises liability and contractual liability, in which the limit of liability for property damage and bodily injuries, including accidental death, shall be at a minimum, a combined single limit of $[***] for any one occurrence; (iii) if Supplier vehicles are used on Buyer’s premises and/or used to accomplish work under the Agreement or otherwise on behalf of Buyer, automobile liability insurance in which the limit of liability for property damage and bodily injuries, including accidental death, shall be a combined single limit of $[***] for any one occurrence; (iv) if Supplier or its subcontractors have Buyer’s materials or equipment in its care, custody or control, Supplier shall have and maintain all-risk property insurance in an amount sufficient to meet or exceed the value of such material; ) professional liability insurance with a limit of no less than $[***]. B. Supplier shall maintain aircraft product liability, completed operations liability and hangar keepers liability insurance coverage in a minimum amount of combined single limit of $[***] for any one occurrence. In the event Supplier carries higher limits of liability, the higher limits of liability must be certified to Buyer. Such insurance shall remain in effect for two (2) years after the expiration or termination of the Agreement. C. All such insurance shall be issued by companies that have an AM Best financial rating of A- or better or an equivalent rating as produced by another rating agency acceptable to Buyer. Supplier shall provide Buyer and any requesting government authority with a certificate of insurance evidencing that the required minimum

Not subject to EAR or ITAR export regulations. Virgin Galactic, LLC Proprietary Page 13 of 27 coverages are in effect and that Buyer, its directors, officers, employees, agents and representatives are named as additional insureds, provide a waiver of subrogation clause in favor of the additional insureds, and provide that all coverage provided by the Supplier shall be primary. If Supplier fails to procure or maintain in force the insurance specified herein, Buyer may secure such insurance and the cost thereof shall be borne by Supplier. Supplier’s insurance hereunder shall operate independently and apart from any obligations imposed upon Supplier under the indemnity provisions herein. D. If required by the FAA by virtue of the Regulations, Buyer agrees to secure and to carry liability insurance in an amount required. Buyer agrees to add Supplier involved in Licensed activities as named insureds to this coverage herein. 15. SAFETY A. Supplier understands and represents that it is responsible for and is and shall remain compliant with any OSHA, federal, state, and/or municipal standards and/or requirements which may apply to the work to be performed under this Agreement. B. COVID-19 Compliance 1. Prior to assigning personnel to perform services for Buyer on-site at a Buyer facility, Supplier shall complete the COVID-19 survey to be provided by Buyer. Supplier agrees to update, as necessary, the information provided in the COVID-19 survey each time any new Supplier personnel will be working on-site at any of Buyer facilities. 2. While Supplier personnel perform work on-site at a Buyer facility, they will be required to abide by Buyer’s safety policies and procedures, including those for COVID-19. 16. COMPLIANCE WITH LAWS; EXPORT A. Supplier shall comply with all applicable national, state, provincial, and local laws, ordinances, rules, and regulations applicable to the performance of work under this Agreement, including but not limited to, those pertaining to U.S. export controls. B. Each Party shall, at the earliest practicable time, notify in writing to the other Party if it is suspended, debarred, or proposed for suspension or debarment from doing business with the U.S. Government. Without limiting the generality of subsection (A) above, each Party shall comply with the most current export control and sanctions laws, regulations, and orders applicable at the time of the export, re-export, transfer, disclosure or provision of any goods, software, technology or services relating to the Agreement and any Statement of Work, including without limitation the (i) Export Administration Regulations (“EAR”) administered by the Bureau of Industry and Security, U.S. Department of Commerce, 15 C.F.R. parts 730-774; (ii) International Traffic in Arms

Not subject to EAR or ITAR export regulations. Virgin Galactic, LLC Proprietary Page 14 of 27 Regulations (“ITAR”) administered by the Directorate of Defense Trade Controls, U.S. Department of State, 22 C.F.R. parts 120-130; (iii) Foreign Assets Control Regulations and associated Executive Orders administered by the Office of Foreign Assets Control, U.S. Department of the Treasury, 31 C.F.R. parts 500- 598; and laws and regulations of other countries. C. The Parties expressly acknowledge that information and/or documents disclosed hereunder, including but not limited to Deliverables or Proprietary Information, may be technical data subject to export control laws and regulations, and that compliance with the appropriate government regulations may be necessary to obtain required approvals before disclosing such information and/or documents to foreign persons, businesses, or governments. D. UNLESS OTHERWISE PERMITTED UNDER U.S. EXPORT REGULATIONS, ONLY U.S. PERSONS AS DEFINED HEREIN SHALL BE PERMITTED TO RECEIVE CONFIDENTIAL OR EXPORT CONTROLLED INFORMATION. The term “U.S. Person” means any natural person who is a lawful permanent resident as defined by 8 U.S.C. § 1101(a)(20) or who is a protected individual (i.e., lawful permanent resident, refugee, or asylee) as defined by 8 U.S.C. § 1324b(a)(3). “U.S. Person” also means any corporation, business association, partnership, society, trust, or other entity or group that is incorporated to do business in the United States. “U.S. Person” also includes any United States governmental (federal, state, or local) entity. E. NO PROPRIETARY INFORMATION OR EXPORT CONTROLLED INFORMATION SHALL BE TRANSFERRED OR RE-TRANSFERRED BY EITHER PARTY TO THE OTHER UNLESS IN FULL COMPLIANCE WITH THE EXPORT CONTROL LAWS AND REGULATIONS OF THE TRANSFERRING PARTY’S GOVERNMENT AND COUNTRY. F. In the event Supplier employs foreign persons and/or dual or third country nationals, Supplier shall ensure all disclosures to such employees are in compliance with U.S. export laws and regulations, including but not limited to ITAR (22 C.F.R. § 120 et seq.) and EAR (15 C.F.R. §§ 730-774), including the requirement for obtaining any export license, if applicable. Without limiting the foregoing, Supplier agrees that it will not transfer any export-controlled item, data, information, or services to foreign persons (including foreign persons employed by, associated with, or under contract to Supplier) without the authority of an applicable export license or license exemption. Supplier shall obtain the written consent of Buyer prior to submitting any request for authority to export such information. G. In the event Supplier is granted permission in writing to disclose Buyer’s Proprietary Information or Export Controlled Information to a third party in accordance with this Agreement, Supplier shall ensure compliance with U.S. export control laws and regulations prior to said disclosure.

Not subject to EAR or ITAR export regulations. Virgin Galactic, LLC Proprietary Page 15 of 27 H. Supplier represents and warrants that the Deliverables and any substances contained therein are not prohibited or restricted by, and are supplied in compliance with, any laws or regulations of the U.S., and that nothing prevents the sale or transport of the Deliverables or substances in the Deliverables in the United States and that all such Deliverables and substances are appropriately labeled, if labeling is required. I. The following provision is applicable when (i) Supplier is designing new parts for Buyer, (ii) Supplier is developing new specifications for Buyer, or (iii) Supplier is creating new work instructions, assembly instructions, repair instructions or required processes for Buyer: a. Supplier shall submit to Buyer’s procurement representative a written report of Materials of Concern (“MOC”) (as defined by Buyer’s design requirements, specifications, or similar requirements supplied by Buyer) that are used in the production of, or are in, products that are the subject of the design, development, or processing efforts. b. The MOC Report shall be submitted in the format specified by Buyer prior to Buyer’s preliminary design review and again prior to Buyer’s critical design review (or, if there are no such reviews, concurrent with Supplier’s submission of the applicable drawings, specifications and/or instructions). c. The MOC Report shall give full details regarding the intended use of any MOC. d. Supplier shall cooperate with Buyer to consider other alternative materials as discussed at design reviews. 17. EXCUSEABLE DELAY A. Supplier will not be liable for any delays in providing Deliverables when that delay is not reasonably foreseeable and is caused by: (i) acts of God; (ii) war, armed hostilities, or civil unrest; (iii) government acts or priorities; (iv) fires, floods, or earthquakes; (v) strikes or labor troubles causing cessation, slowdown, or interruption of work; (vi) epidemics or pandemics; and (vii) any other cause to the extent such cause is beyond Supplier’s or its first-tier suppliers’ control and not occasioned by Supplier’s or its first-tier suppliers’ fault or negligence or failure to reasonably exercise prudent supply-chain management practices. A delay resulting from any such cause is defined as an Excusable Delay and the date for completion of Supplier’s performance will be equitably extended, reduced, or terminated. 18. TERMINATION A. Termination for Default 1. Buyer may, by written notice to Supplier, cancel all or part of this Agreement,

Not subject to EAR or ITAR export regulations. Virgin Galactic, LLC Proprietary Page 16 of 27 which, for the avoidance of doubt, includes any Task Order(s), if either (i) Supplier fails to deliver a Deliverable within the time specified by the applicable Task Order or any written extension; or (ii) Supplier fails to perform any other provision of this Agreement or fails to make progress, so as to endanger performance of this Agreement; and, in either of these two circumstances, does not diligently commence efforts to cure the failure within [***] days after receipt of notice from Buyer specifying the failure; or (iii) in the event of Supplier’s suspension of business, insolvency, appointment of a receiver for Supplier’s property or business, or any assignment, reorganization or arrangement by Supplier for the benefit of its creditors. Each of these circumstances shall be deemed a “default” under this Agreement by Supplier. 2. Supplier shall continue work not terminated by Buyer, if any. If Buyer terminates under this Section, Supplier will be liable to Buyer for any and all excess re-procurement costs, re-qualification costs, and other non-recurring costs. 3. Buyer may require Supplier to transfer title and to deliver to Buyer, as directed by Buyer, any (i) completed Deliverables, and (ii) any partially completed Deliverables and materials, parts, tooling and test equipment, dies, jigs, fixtures, plans, drawings, information and contract rights (collectively, "Manufacturing Materials") (iii) all information, data, know-how and other Intellectual Property, including proprietary and manufacturing information, utilized by Supplier in performing under a terminated Task Order; (iv) provide technical and transition assistance; and provide to Buyer a worldwide, non-exclusive, paid-up, irrevocable, license, with the right to grant sublicenses, to Supplier’s information, data, know-how, and other Intellectual Property, including proprietary and manufacturing information, to the extent necessary, to enable Buyer to make, have made, use, sell and license the Deliverables. 4. If, after termination by Buyer, it is determined by a court of competent jurisdiction that Supplier was not in default, the rights and remedies of the Parties shall be as if the Order had been terminated according to the “Termination for Convenience” Section herein. B. Termination for Convenience 1. Buyer may terminate part or all of this Agreement, which, for the avoidance of doubt, includes any Task Order, for its convenience by giving a [***] written notice of termination to Supplier. 2. Upon termination, in accordance with Buyer’s written direction, Supplier will immediately: (i) cease work and place no further subcontracts or orders for materials, services, or facilities, except as necessary to complete the continued portion of any Task Orders not terminated; (ii) prepare and submit to Buyer an itemization of all completed and partially completed Deliverables; (iii) deliver to Buyer any and all Deliverables completed up to the date of termination at the

Not subject to EAR or ITAR export regulations. Virgin Galactic, LLC Proprietary Page 17 of 27 pre-termination price; and (iv) if requested by Buyer, deliver any work-in- process. 3. In the event Buyer terminates for its convenience after performance has commenced, Buyer will compensate Supplier for the actual, allowable, and reasonable costs and expenses incurred by Supplier and a reasonable profit for work in process up to and including the date of termination, provided that Supplier uses reasonable efforts to mitigate Buyer’s liability for such expenses and provides reasonable documentation of such expenses to Buyer upon Buyer’s request. 4. Buyer shall not be liable to Supplier for costs or damages other than as described above, and in no event for lost or anticipated profits, or unabsorbed indirect costs or overhead, or for any sum in excess of the price allocated to the portion of the Agreement terminated. Supplier’s termination claim shall be submitted to Buyer within [***] days from the effective date of the termination. 5. If Buyer terminates only part of the Task Order, Supplier shall continue all work not terminated. C. Other Termination Terms. 1. Buyer may terminate this Master Agreement and any outstanding Task Orders (in whole and collectively only), effective upon written notice to Supplier, if Supplier becomes subject to a change of control and the new owner of Supplier either (i) is a direct competitor to the primary business of Buyer, or fails, within sixty (60) days after the consummation of the transaction that results in the change of control, to provide reasonable assurances to Buyer that Supplier’s new owner has the financial and technical capabilities to perform the Supplier’s obligations under the Agreement. For purposes of this Paragraph C of this Article 18 (Termination), a change in control is deemed to have occurred if there is a change in the beneficial ownership, directly or indirectly, of fifty (50%) or more of the ownership interests in Supplier. 19. PUBLICITY A. Neither Party shall make or authorize any press release, advertisement, or other disclosure that relates to this Agreement or the relationship between the Parties or makes use of the other Party’s name or logo, without the prior written consent of the other Party. The Parties shall coordinate a mutually acceptable press release to announce the execution of this Agreement. 20. NON-SOLICITATION A. The Parties agree that during the term of this Agreement, neither a Party nor any of its Affiliates or representatives shall directly or indirectly, for itself or on behalf of another person or entity solicit for employment or otherwise induce, influence, or encourage to terminate employment with the other Party or any of its Affiliates

Not subject to EAR or ITAR export regulations. Virgin Galactic, LLC Proprietary Page 18 of 27 or employ or engage as an independent contractor any of the other Party’s current employees who are performing on under this Agreement, or any of its Affiliates or subsidiaries (each, a "Covered Employee"), except pursuant to a general solicitation through the media that is not directed specifically to any Covered Employee, unless such general solicitation is undertaken as a means to circumvent the restrictions contained in, or conceal a violation of, this provision. 21. NOTICES A. All notices, requests, demands and other communications shall be given in writing and shall be: (i) personally delivered; (ii) sent by electronic mail or other electronic means of transmitting written documents; or (iii) sent to the Parties at their respective addresses indicated in the introductory paragraph of this Agreement by registered or certified U.S. mail, return receipt requested and postage prepaid, or by private overnight mail courier service. The respective electronic mail addresses to be used for all notices, demands or requests are as follows: If to Buyer, to: Attention: Legal Department Email: [***] or to any other person or address as Buyer shall furnish to Supplier in writing; and If to Supplier, to: Attention: [***] Email: [***] with a copy to: Attention: [***] Email: [***] or to any other person or address as Supplier shall designate. B. If personally delivered, the communication shall be deemed delivered upon actual receipt; if electronically transmitted pursuant to this Paragraph B of this Article 21 (Notices), the communication shall be deemed delivered the next business day after transmission (and sender shall bear the burden to prove delivery); if sent by overnight courier pursuant to this Paragraph B of this Article 21 (Notices), the communication shall be deemed delivered upon receipt; and if sent by U.S. mail pursuant to this Paragraph B of this Article 21 (Notices), the communication shall be deemed delivered as of the delivery date indicated on the receipt issued by the relevant postal service, or, if the addressee fails or refuses to accept delivery, as of the date of the failure or refusal. Any Party to this Agreement may change its address for Agreement purposes by giving notice in accordance with this Paragraph B to this Article 21 (Notices).

Not subject to EAR or ITAR export regulations. Virgin Galactic, LLC Proprietary Page 19 of 27 22. AUTHORIZED REPRESENTATIVES A. Authorized Contractual Representatives (authorized to commit their respective companies contractually): [***] B. Authorized Technical Representatives (not authorized to commit their companies contractually): [***] C. Either Party may add or replace Authorized Representatives by providing written notification from one of its designated Authorized Contractual Representatives to a designated Authorized Contractual Representative of the other Party. 23. CHANGES A. Changes to the terms and conditions of this Master Agreement, including any Attachment, may only be made by mutual agreement of Authorized Contractual Representatives of Buyer and Supplier designated in Paragraph A of Article 22 (Authorized Representatives). Such Changes shall be reduced to writing in the form of and be referred to as an “Amendment” to this Agreement. Exceptions to this requirement are updates to the following Exhibits in accordance with other provisions of this Master Agreement: 1. Exhibit E (Background IP Schedule) 2. Exhibit G (Inventory of Buyer-Furnished Property, Consumable Material and Tooling) 3. Exhibit I (List of Subcontractors) B. Changes to the terms and conditions of any Task Order, including any change to the Statement of Work, may only be made by mutual agreement of Authorized Contractual Representatives of Buyer and Supplier designated in Paragraph A of Article 22 (Authorized Representative). Such Changes shall be reduced to writing in the form of and be referred to as a “Modification” to that Task Order. C. Notwithstanding any disagreement between the Parties regarding the impact of a Change, Supplier will proceed diligently with its performance of the unchanged work pursuant to the pending resolution of the disagreement. D. [***]

Not subject to EAR or ITAR export regulations. Virgin Galactic, LLC Proprietary Page 20 of 27 24. ASSIGNMENT A. Either Party may assign this Agreement only with the prior written consent of the other Party, and any assignment of the Agreement, in whole or in part, without the other Party’s prior written consent shall be null and void and shall constitute a material breach of the Agreement. Notwithstanding the foregoing, either Party may assign this Agreement to an Affiliate without the other Party’s consent, or to a successor in interest who purchases all or substantially all of a Party’s stock or assets. 25. RELATIONSHIP OF THE PARTIES A. The relationship between Supplier and Buyer will be that of independent contractors and not that of principal and agent, nor that of legal partners. Neither Party will represent itself as the agent or legal partner of the other Party nor perform any action that might result in other persons believing that it has authority to contract in any way to enter into commitments on behalf of the other. 26. GOVERNING LAW AND DISPUTES A. This Agreement shall be interpreted in accordance with the plain English meaning of its terms and the construction thereof shall be governed by the laws in force in the State of California, U.S., without regard to any conflicts of law or choice of law principles of any jurisdiction. B. The provisions of the United Nations Convention on Contracts for the International Sale of Goods, Vienna, 11 April 1980, S.Treaty Document Number 98-9 (1984), UN Document Number A/CONF 97/19, 1489 UNTS 3, shall not apply. C. The Parties shall attempt to settle any dispute arising out of this Agreement amicably through conciliation. If unsuccessful after good faith attempts, either Party may seek remedy or relief in a court of competent jurisdiction subject to governing law provision of Paragraph A of this Article 26 (Governing Law and Disputes). D. Pending final resolution of any dispute, Supplier shall proceed with performance of the Agreement according to Buyer's instructions so long as Buyer continues to pay amounts not in dispute. 27. INTERPRETATION AND CONSTRUCTION A. This Agreement shall be interpreted as a unified contractual document with all provisions having equal effect. B. If any provision of this Agreement shall be determined to be invalid or unenforceable under any applicable law, such provision shall be ineffective only to the extent of such prohibition or unenforceability. The remaining provisions shall be given effect in accordance with their terms.

Not subject to EAR or ITAR export regulations. Virgin Galactic, LLC Proprietary Page 21 of 27 28. SURVIVAL A. All obligations, and duties hereunder, which by their nature or by their express terms extend beyond the expiration or termination of this Agreement, including but not limited to warranties, indemnifications, insurance, non-solicitation, publicity, and intellectual property (including rights to and protection of intellectual property and proprietary information) shall survive the expiration or termination of this Agreement. 29. REMEDIES; NO WAIVER A. The rights and remedies set forth herein are cumulative and in addition to any other rights or remedies that the Parties may have at law or in equity. Neither Buyer’s or Supplier’s failure to insist on performance of any of the terms or conditions herein, or to exercise any rights of privileges, or either Buyer’s or Supplier’s waiver of any breach hereunder, shall not thereafter waive any such terms, conditions or privileges or any other terms, conditions, or privileges whether of the same of similar type. 30. ORDER OF PRECEDENCE A. All documents and provisions in this Agreement shall be read so as to be consistent to the fullest extent possible. In the event of a conflict or inconsistency between the documents or provisions as incorporated into or attached to the Agreement, the documents or provisions shall prevail in the order listed below, with the first document or provision listed having the highest precedence: a. Task Orders, in reverse chronological order, including Attachments other than the SOWs b. Master Agreement c. Master Agreement Exhibits in the following order: i. Exhibit A (Definitions) ii. Exhibit C (Governance) iii. Exhibit D (Responsibility Matrix) iv. Exhibit E (Background IP Schedule) v. Exhibit F (Property Management System Plan) vi. Exhibit H (Subcontract Management Plan) vii. Exhibit C-1 (Governing Documents) viii. Exhibit G (Inventory of Buyer-Furnished Property, Consumable Material and Tooling) ix. Exhibit I (List of Subcontractors) x. Exhibit J (Task Order Form) d. Task Order SOWs e. Master Agreement Exhibit B (Program Overview) f. Purchase order 31. ENTIRE AGREEMENT

Not subject to EAR or ITAR export regulations. Virgin Galactic, LLC Proprietary Page 22 of 27 A. The terms and conditions of this Agreement constitute the entire agreement between the Parties hereto and shall supersede all previous communications, representations, or agreements, either oral or written between the Parties hereto with respect to the subject matter hereof. Any terms and conditions proposed in Buyer’s Purchase Orders or Supplier’s acceptance or acknowledgment of such, invoice, or other form in which Buyer or Supplier adds to, varies from, or conflicts with the terms herein are hereby rejected. [SIGNATURE PAGE TO FOLLOW]

Not subject to EAR or ITAR export regulations. Virgin Galactic, LLC Proprietary Page 23 of 27 IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the Effective Date. QARBON AEROSPACE (FOUNDATION), LLC By: /s/ Priscilla Camanho Typed Name: Priscilla Camanho Title: Contracts Manager VIRGIN GALACTIC, LLC By: /s/ Michael Colglazier Typed Name: Michael Colglazier Title: Chief Executive Officer

Not subject to EAR or ITAR export regulations. Virgin Galactic, LLC Proprietary Page 24 of 27 EXHIBIT A DEFINITIONS The following terms will have the meanings described below. 1. “Acceptance” has the meaning set forth in Article 2 (Structure of Agreement) of the Master Agreement. 2. “Affiliate” means any entity other than the Parties that directly or indirectly controls, is controlled by, or under common control with such entity. 3. “Agreement” means this Master Agreement, including exhibits, attachments, change notices, supplements, amendments, or modifications thereto, except where the context indicates that a particular document is being referred. The definition of Agreement also includes all Task Orders, including exhibits, attachments, change notices, supplements, amendments, or modifications thereto. 4. “Approval” has the meaning set forth in Article 2 (Structure of Agreement) of the Master Agreement. 5. “Background Intellectual Property” means [***] 6. “Buyer” means Virgin Galactic, LLC or any Affiliate of Virgin Galactic and any successor or assignee of Buyer. 7. “Buyer-Furnished Property” has the meaning set forth in Article 11 (Buyer- Furnished Property) of the Master Agreement. 8. “Change” has the meaning set forth in Article 23 (Changes) based upon the usage. A Change or Changes may be made to the Master Agreement and documented in the form of an Amendment. A Change or Changes may be made to a Task Order and documented in the form of a Modification. 9. “Charges” means any amount invoiceable by Supplier to Buyer under a Task Order. 10. “Covered Employee” has the meaning set forth in Article 20 (Non-Solicitation) of the Master Agreement. 11. “Deliverable” means a tangible work product, including in electronic form, provided by Supplier to Buyer specified in a Task Order. All Deliverables are explicitly identified in the applicable Task Order. 12. “Design Authority” means the exercise by Buyer of its role as approver and final authority over the design of the space tourism vehicle with ultimate responsibility

Not subject to EAR or ITAR export regulations. Virgin Galactic, LLC Proprietary Page 25 of 27 for the design, whether created by Buyer or a third party (including Supplier) on behalf of Buyer. 13. “Disclosing Party” means the Party that discloses Proprietary Information to the Receiving Party. 14. “Effective Date” has the meaning set forth in the first paragraph of the Master Agreement. 15. “Fixed Price Task Order” or “FP Task Order” means any Task Order in which the Charges are based on a fixed price agreed to by the Parties. 16. “Foreground Intellectual Property” means [***] 17. “Hardware Items” means a physical component, part, subassembly, or assembly made by Supplier or Supplier’s Subcontractors and incorporated into a Deliverable. 18. “Intellectual Property" means [***] 19. “Key Personnel” means the personnel designated as such in each Task Order. 20. “Licensed Activity” means the launch of a launch vehicle or the re-entry of a re- entry vehicle conducted under a license issued by the U.S. Federal Aviation Administration. 21. “Master Agreement” means this agreement, including exhibits, attachments, change notices, supplements, amendments, or modifications thereto, except where the context indicates that a particular document is being referred, but not including any Task Orders. 22. “NTE” or “Not To Exceed” is the dollar amount established in each Task Order above which Supplier is not permitted to invoice Buyer for Charges. The NTE amount may be adjusted by mutual agreement of the Parties. 23. “Parties” or “Party” has the meaning set forth in the first paragraph of the Master Agreement. 24. “Payment Milestone Schedules” has the meaning set forth in Article 4 (Payments) of the Master Agreement. 25. “Proprietary Information” means all information, knowledge or data (including without limitation financial, business, and product strategy information; product specifications; product designs; procedures; studies; tests; and reports) in written, electronic, tangible, oral, visual or other form, disclosed by, related to, or obtained from, Buyer or Supplier or either of their Affiliates.

Not subject to EAR or ITAR export regulations. Virgin Galactic, LLC Proprietary Page 26 of 27 26. “Receiving Party” means that Party that receives Proprietary Information from the Disclosing Party. 27. “Related Third Parties” means: (a) such Party’s directors, officers, employees and agents; (b) such Party’s Affiliates and their directors, officers, employees and agents; (c) such Party’s contractors, subcontractors, and customers, and any of their contractors and subcontractors involved in Licensed Activities; and (d) any party with a financial interest in that Party. The Parties shall not be considered Related Third Parties to each other. 28. “Regulations” means the Commercial Space Transportation Regulations, 14 C.F.R. Parts 400-460 issued pursuant to the Commercial Space Launch Act, as amended, 51 U.S.C. § 50901 et seq., and any successor rules or regulations thereto. 29. “Services” means the effort to be performed by Supplier hereunder, as specifically described in a Task Order. 30. “Statement of Work” or “SOW” shall mean the requirements set forth in Attachment 1 of each Task Order. 31. “Subcontractor” means an entity, other than an Affiliate of Supplier, with which Supplier enters into an agreement to perform a portion of Supplier’s obligations under this Agreement. Subcontractors typically accomplish a defined statement of work requiring the application of engineering capabilities to generate deliverables to Supplier which Supplier will use in preparing Supplier’s Deliverables to Buyer. Subcontractors may also be engaged to design, manufacture, integrate, and/or test highly customized parts, subassemblies, or assemblies Supplier will incorporate into a Deliverable. 32. “Supplier” means Qarbon Aerospace (Foundation), LLC. 33. “Task Order” has the meaning set forth in Article 2 (Structure of Agreement) of the Master Agreement 34. “Term” means the period of time the Agreement is in effect as defined by Article 3 (Term). 35. “Time and Material Task Order” or “T&M Task Order” means any Task Order in which the Charges are based on hourly-rate labor and non-labor, including but not limited to, materials (with an agreed mark-up) costs incurred by Supplier. 36. “Vendor” means an entity, other than an Affiliate of Supplier or Subcontractor, to which Supplier issues a purchase order for the provision of defined products or services typically made available to other customers under commercial terms. Although some customization may be required, Vendors are generally not required to extensively modify the material, purchased parts, purchased services,

Not subject to EAR or ITAR export regulations. Virgin Galactic, LLC Proprietary Page 27 of 27 equipment rentals, and other items they make commercially available to Supplier and other customers.

Not subject to EAR or ITAR export regulations. Virgin Galactic, LLC Proprietary Page 28 of 27 EXHIBIT B PROGRAM OVERVIEW

Not subject to EAR or ITAR export regulations. Virgin Galactic, LLC Proprietary Page 41 of 50 EXHIBIT C GOVERNANCE

Not subject to EAR or ITAR export regulations. Virgin Galactic, LLC Proprietary Page 42 of 50 EXHIBIT C-1 GOVERNING DOCUMENTS

Not subject to EAR or ITAR export regulations. Virgin Galactic, LLC Proprietary Page 43 of 50 EXHIBIT D RESPONSIBILITY MATRIX

EXHIBIT E BACKGROUND IP SCHEDULE

Not subject to EAR or ITAR export regulations. Virgin Galactic, LLC Proprietary Page 45 of 50 EXHIBIT F PROPERTY MANAGEMENT SYSTEM PLAN

EXHIBIT G INVENTORY OF BUYER-FURNISHED EQUIPMENT, CONSUMABLE MATERIAL AND TOOLING

EXHIBIT H SUBCONTRACT MANAGEMENT PLAN

EXHIBIT I LIST OF SUBCONTRACTORS

EXHIBIT J TASK ORDER FORM